Exhibit 99.1

Infinera Corporation Fourth Quarter and Fiscal 2024 Financial Results
FY’24 Highlights:
•Year-over-year growth in bookings and backlog; book-to-bill ratio of approximately 1.1x for FY'24 and 1.3x for Q4'24
•Record revenue with webscalers - total revenue exposure (direct and indirect) greater than 50% of FY'24 revenue
•Significant design wins across the GX systems portfolio with webscalers and Tier 1 Communications Service Providers (CSPs)
•Substantial awards for ICE-X 400G and 800G pluggables from webscalers and Tier 1 CSPs
•Launched ICE-D to address the projected multi-billion dollar intra-data center opportunity driven by AI workloads
•Secured CHIPS & Science Act funding with the potential for greater than $200 million in total federal incentives, in addition to potential state and local incentives
•Announced a definitive agreement to be acquired by Nokia (acquisition anticipated to be completed on or about February 28, 2025)
San Jose, Calif., February 27, 2025 - Infinera Corporation (NASDAQ: INFN) has released financial results for its fourth quarter and fiscal year ended December 28, 2024. This press release is also published on Infinera’s Investor Relations website.
GAAP revenue for the quarter was $414.4 million compared to $354.4 million in the third quarter of 2024 and $453.5 million in the fourth quarter of 2023.
GAAP gross margin for the quarter was 38.0% compared to 39.8% in the third quarter of 2024 and 38.6% in the fourth quarter of 2023. GAAP operating margin for the quarter was 0.0% compared to (3.1)% in the third quarter of 2024 and 2.5% in the fourth quarter of 2023.
GAAP net loss for the quarter was $(26.3) million, or $(0.11) per diluted share, compared to net loss of $(14.3) million, or $(0.06) per diluted share, in the third quarter of 2024, and net income of $12.9 million, or $0.06 per diluted share, in the fourth quarter of 2023.
Non-GAAP gross margin for the quarter was 38.4% compared to 40.4% in the third quarter of 2024 and 39.6% in the fourth quarter of 2023. Non-GAAP operating margin for the quarter was 5.4% compared to 3.5% in the third quarter of 2024 and 7.2% in the fourth quarter of 2023.
Non-GAAP net income for the quarter was $8.2 million, or $0.03 per diluted share, compared to $0.3 million, or $0.00 per diluted share, in the third quarter of 2024, and $28.6 million, or $0.12 per diluted share, in the fourth quarter of 2023.
GAAP revenue for the year was $1,418.4 million compared to $1,614.1 million in 2023. GAAP gross margin for the year was 38.4% compared to 38.6% in 2023. GAAP operating margin for the year was (5.9)% compared to (0.3)% in 2023. GAAP net loss for the year was $(150.3) million, or $(0.64) per diluted share, compared to $(25.2) million, or $(0.11) per diluted share, in 2023.
Non-GAAP gross margin for the year was 39.0% compared to 39.9% in 2023. Non-GAAP operating margin for the year was 0.3% compared to 5.4% in 2023. Non-GAAP net loss for the year was $(43.8) million, or $(0.19) per diluted share, compared to net income of $53.4 million, or $0.23 per diluted share, in 2023.
A further explanation of the use of non-GAAP financial information and a reconciliation of each of the non-GAAP financial measures to the most directly comparable GAAP financial measure can be found at the end of this press release.

Infinera CEO, David Heard, said “We exited 2024 with significant momentum in our business, growing Q4'24 bookings sequentially by more than 50% and by approximately 20% compared to Q4'23. The growth in bookings and substantial increase in backlog in 2024, when combined with our strategic wins, position us well in 2025 and beyond for the next wave of optical spend fueled by relentless bandwidth growth, increased fiber deployments, and AI-driven data-center builds.”
“Looking ahead, I remain excited about our pending merger with Nokia, as we prepare to join forces with a recognized industry leader. With greater scale and deeper resources together, we intend to set the pace of innovation as optics take on an increasingly critical role in the era of AI,” continued Mr. Heard.
Pending Merger with Nokia
On June 27, 2024, Infinera, Nokia Corporation, a company incorporated under the laws of the Republic of Finland (“Nokia”) (NYSE: NOK) and Neptune of America Corporation, a Delaware corporation and wholly owned subsidiary of Nokia (“Merger Sub”) entered into an Agreement and Plan of Merger (as it may be amended, modified or waived from time to time, the “Merger Agreement”) that provides for Merger Sub to merge with and into Infinera (the “Merger”), with Infinera surviving the Merger as a wholly owned subsidiary of Nokia. On February 18, 2025, Infinera issued a press release announcing that the Merger is anticipated to be completed on or about February 28, 2025, which date remains subject to the satisfaction of remaining closing conditions.
In light of the proposed transaction with Nokia, and as is customary during the pendency of an acquisition, Infinera will not be providing financial guidance during the pendency of the acquisition.
Fourth Quarter 2024 Investor Slides to be Made Available Online
Investor slides reviewing Infinera's fourth quarter of 2024 financial results will be furnished to the U.S. Securities and Exchange Commission ("SEC") on a Current Report on Form 8-K and published on Infinera's Investor Relations website at investors.infinera.com.

Contacts:
Media: Anna Vue Tel. +1 (916) 595-8157 avue@infinera.com	Investors: Amitabh Passi, Head of Investor Relations Tel. +1 (669) 295-1489 apassi@infinera.com
About Infinera
Infinera is a global supplier of innovative open optical networking solutions and advanced optical semiconductors that enable carriers, cloud operators, governments, and enterprises to scale network bandwidth, accelerate service innovation, and automate network operations. Infinera solutions deliver industry-leading economics and performance in long-haul, submarine, data center interconnect, and metro transport applications. To learn more about Infinera, visit www.infinera.com, follow us on X and LinkedIn, and subscribe for updates.
Infinera and the Infinera logo are registered trademarks of Infinera Corporation.
Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or Infinera's future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or the negative of these words or similar terms or expressions that concern Infinera's expectations, strategy, priorities, plans or intentions. Forward-looking statements in this press release include, but are not limited to, statements regarding the amount Infinera could receive in direct government funding and tax incentives; statements about Infinera’s strategic positioning in 2025 and beyond; and statements related to the Merger, including the timing of completion of the Merger and the future performance and benefits of the combined business.

These forward-looking statements are based on estimates and information available to Infinera as of the date hereof and are not guarantees of actual or future performance; actual results could differ materially from those stated or implied due to risks and uncertainties. The risks and uncertainties that could cause Infinera’s results to differ materially from those expressed or implied by such forward-looking statements include statements related to the Merger, including whether the Merger may not be completed or completion may be delayed, and if the Merger Agreement is terminated, there may be a required payment of a significant termination fee by either party; the receipt of necessary approvals to complete the Merger; the possibility that due to the Merger, and uncertainty regarding the Merger, Infinera’s customers, suppliers or strategic partners may delay or defer entering into contracts or making other decisions concerning Infinera; the significance and timing of costs related to the Merger; the impact on us of litigation or other stockholder action related to the Merger; the effects on us and our stockholders if the Merger is not completed; demand growth for additional network capacity and the level and timing of customer capital spending and excess inventory held by customers beyond normalized levels; delays in the development, introduction or acceptance of new products or in releasing enhancements to existing products; aggressive business tactics by Infinera’s competitors and new entrants and Infinera's ability to compete in a highly competitive market; supply chain and logistics issues and their impact on our business, and Infinera's dependency on sole source, limited source or high-cost suppliers; dependence on a small number of key customers; product performance problems; the complexity of Infinera's manufacturing process; Infinera's ability to identify, attract, upskill and retain qualified personnel; challenges with our contract manufacturers and other third-party partners; the effects of customer and supplier consolidation; dependence on third-party service partners; Infinera’s ability to respond to rapid technological changes; failure to accurately forecast Infinera's manufacturing requirements or customer demand; failure to secure the funding contemplated by grants Infinera has or may receive from governments, agencies or research organizations, or failure to comply with the terms of those grants; Infinera’s future capital needs and its ability to generate the cash flow or otherwise secure the capital necessary to meet such capital needs; the effect of global and regional economic conditions on Infinera’s business, including effects on purchasing decisions by customers; the adverse impact inflation and higher interest rates may have on Infinera by increasing costs beyond what it can recover through price increases; the effects of tariffs; restrictions to our operations resulting from loan or other credit agreements; the impacts of any restructuring plans or other strategic efforts on our business; Infinera’s international sales and operations; the impacts of foreign currency fluctuations; the effective tax rate of Infinera, which may increase or fluctuate; potential dilution from the issuance of additional shares of common stock in connection with the conversion of Infinera's convertible senior notes; Infinera’s ability to protect its intellectual property; claims by others that Infinera infringes on their intellectual property rights; security incidents, such as data breaches or cyber-attacks; Infinera's ability to comply with various rules and regulations, including with respect to export control and trade compliance, environmental, social, governance, privacy and data protection matters; events that are outside of Infinera's control, such as natural disasters, acts of war or terrorism, or other catastrophic events that could harm Infinera's operations; Infinera’s ability to remediate its disclosed material weaknesses in internal control over financial reporting in a timely and effective manner, and other risks and uncertainties detailed in Infinera’s SEC filings from time to time; and statements of assumptions underlying any of the foregoing. More information on potential factors that may impact Infinera’s business are set forth in Infinera’s periodic reports filed with the SEC, including its Annual Report on Form 10-K for the year ended December 28, 2024, as well as subsequent reports filed with or furnished to the SEC from time to time. These SEC filings are available on Infinera’s website at www.infinera.com and the SEC’s website at www.sec.gov. Infinera assumes no obligation to, and does not currently intend to, update any such forward-looking statements.
Use of Non-GAAP Financial Information
In addition to disclosing financial measures prepared in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"), this press release and the accompanying tables contain certain non-GAAP financial measures that exclude in certain cases stock-based compensation expense, amortization of acquired intangible assets, restructuring and other related costs, warehouse fire recovery, merger-related charges, foreign exchange (gains) losses, net, and income tax effects. Infinera believes these adjustments are appropriate to enhance an overall understanding of its underlying financial performance and also its prospects for the future and are considered by management for the purpose of making operational decisions. In addition, the non-GAAP financial measures presented in this press release are the primary indicators management uses as a basis for its planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for gross margin, operating expenses, operating margin, net income (loss) and net income (loss) per common share prepared in accordance with GAAP. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations.
For a description of these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP financial measures, please see the table titled “GAAP to Non-GAAP Reconciliations” and related footnotes.

Infinera Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three months ended		Twelve months ended
	December 28, 2024	December 30, 2023	December 28, 2024	December 30, 2023
Revenue:
Product	$325,123	$373,172	$1,103,131	$1,304,229
Services	89,264	80,284	315,315	309,899
Total revenue	414,387	453,456	1,418,446	1,614,128
Cost of revenue:
Cost of product	212,250	233,693	706,498	810,845
Cost of services	44,882	42,643	166,792	167,532
Amortization of intangible assets	—	—	—	10,621
Restructuring and other related costs	(56)	2,218	596	2,218
Total cost of revenue	257,076	278,554	873,886	991,216
Gross profit	157,311	174,902	544,560	622,912
Operating expenses:
Research and development	75,214	79,645	300,437	316,879
Sales and marketing	40,504	42,532	158,861	166,938
General and administrative	31,566	35,112	132,680	124,874
Amortization of intangible assets	2,256	2,256	9,025	12,344
Merger-related charges	7,550	—	23,021	—
Restructuring and other related costs	81	4,096	4,186	6,717
Total operating expenses	157,171	163,641	628,210	627,752
Income (loss) from operations	140	11,261	(83,650)	(4,840)
Other income (expense), net:
Interest income	594	982	3,383	2,716
Interest expense	(6,746)	(8,814)	(32,302)	(30,609)
Other gain (loss), net	(11,547)	4,739	(20,457)	15,325
Total other income (expense), net	(17,699)	(3,093)	(49,376)	(12,568)
Income (loss) before income taxes	(17,559)	8,168	(133,026)	(17,408)
Provision for (benefit from) income taxes	8,784	(4,705)	17,312	7,805
Net income (loss)	$(26,343)	$12,873	$(150,338)	$(25,213)
Net income (loss) per common share:
Basic	$(0.11)	$0.06	$(0.64)	$(0.11)
Diluted	$(0.11)	$0.06	$(0.64)	$(0.11)
Weighted average shares used in computing net income (loss) per common share:
Basic	236,974	230,509	234,672	226,726
Diluted	236,974	233,090	234,672	226,726

Infinera Corporation
GAAP to Non-GAAP Reconciliations
(In thousands, except percentages)
(Unaudited)

	Three months ended						Twelve months ended
	December 28, 2024		September 28, 2024		December 30, 2023		December 28, 2024		December 30, 2023
Reconciliation of Gross Profit and Gross Margin:
GAAP as reported	$157,311	38.0%	$141,214	39.8%	$174,902	38.6%	$544,560	38.4%	$622,912	38.6%
Stock-based compensation expense(1)	1,867	0.4%	2,084	0.6%	2,328	0.5%	7,621	0.6%	10,000	0.6%
Amortization of acquired intangible assets(2)	—	—%	—	—%	—	—%	—	—%	10,621	0.7%
Restructuring and other related costs(3)	(56)	(0.0)%	(24)	—%	2,218	0.5%	596	0.0%	2,218	0.1%
Warehouse fire recovery(4)	—	—%	—	—%	—	—%	—	—%	(1,985)	(0.1)%
Non-GAAP as adjusted	$159,122	38.4%	$143,274	40.4%	$179,448	39.6%	$552,777	39.0%	$643,766	39.9%

Reconciliation of Operating Expenses:
GAAP as reported	$157,171		$152,212		$163,641		$628,210		$627,752
Stock-based compensation expense(1)	10,333		12,305		10,429		43,300		52,150
Amortization of acquired intangible assets(2)	2,256		2,257		2,256		9,025		12,344
Restructuring and other related costs(3)	81		(157)		4,096		4,186		6,717
Merger-related charges(5)	7,550		6,954		—		23,021		—
Non-GAAP as adjusted	$136,951		$130,853		$146,860		$548,678		$556,541

Reconciliation of Income (Loss) from Operations and Operating Margin:
GAAP as reported	$140	0.0%	$(10,998)	(3.1)%	$11,261	2.5%	$(83,650)	(5.9)%	$(4,840)	(0.3)%
Stock-based compensation expense(1)	12,200	3.0%	14,389	4.1%	12,757	2.8%	50,921	3.7%	62,150	3.8%
Amortization of acquired intangible assets(2)	2,256	0.5%	2,257	0.6%	2,256	0.5%	9,025	0.6%	22,965	1.4%
Restructuring and other related costs(3)	25	0.0%	(181)	(0.1)%	6,314	1.4%	4,782	0.3%	8,935	0.6%
Warehouse fire recovery(4)	—	—%	—	—%	—	—%	—	—%	(1,985)	(0.1)%
Merger-related charges(5)	7,550	1.9%	6,954	2.0%	—	—%	23,021	1.6%	—	—%
Non-GAAP as adjusted	$22,171	5.4%	$12,421	3.5%	$32,588	7.2%	$4,099	0.3%	$87,225	5.4%

	Three months ended			Twelve months ended
	December 28, 2024	September 28, 2024	December 30, 2023	December 28, 2024	December 30, 2023
Reconciliation of Net Income (Loss):
GAAP as reported	$(26,343)	$(14,313)	$12,873	$(150,338)	$(25,213)
Stock-based compensation expense(1)	12,200	14,389	12,757	50,921	62,150
Amortization of acquired intangible assets(2)	2,256	2,257	2,256	9,025	22,965
Restructuring and other related costs(3)	25	(181)	6,314	4,782	8,935
Warehouse fire recovery(4)	—	—	—	—	(1,985)
Merger-related charges(5)	7,550	6,954	—	23,021	—
Foreign exchange (gains) losses, net(6)	11,855	(8,039)	(4,852)	21,954	(14,755)
Income tax effects(7)	655	(788)	(780)	(3,120)	1,292
Non-GAAP as adjusted	8,198	$279	$28,568	$(43,755)	$53,389

Weighted Average Shares Used in Computing GAAP Net Income (Loss) per Common Share:
Basic	236,974	235,832	230,509	234,672	226,726
Diluted(8)	236,974	235,832	233,090	234,672	226,726

Weighted Average Shares Used in Computing Non-GAAP Net Income (Loss) per Common Share:
Basic	236,974	235,832	230,509	234,672	226,726
Diluted(9)	269,422	240,502	259,210	234,672	255,468

Reconciliation of Adjusted EBITDA (10):
Non-GAAP net income (loss)	$8,198	$279	$28,568	$(43,755)	$53,389
Add: Interest expense, net	6,152	7,890	7,832	28,919	27,893
Less: Other gain (loss), net	308	446	(113)	1,497	570
Add: Income tax effects	8,129	4,698	(3,925)	20,432	6,513
Add: Depreciation	13,333	13,501	17,125	53,308	55,819
Non-GAAP as adjusted	$35,504	$25,922	$49,713	$57,407	$143,044

Net Income (Loss) per Common Share: GAAP
Basic	$(0.11)	$(0.06)	$0.06	$(0.64)	$(0.11)
Diluted(8)	$(0.11)	$(0.06)	$0.06	$(0.64)	$(0.11)

Net Income (Loss) per Common Share: Non-GAAP
Basic	$0.03	$0.00	$0.12	$(0.19)	$0.24
Diluted(9)	$0.03	$0.00	$0.12	$(0.19)	$0.23

(1)Stock-based compensation expense is calculated in accordance with the fair value recognition provisions of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation effective January 1, 2006. The following table summarizes the effects of stock-based compensation related to employees and non-employees (in thousands):

	Three months ended			Twelve months ended
	December 28, 2024	September 28, 2024	December 30, 2023	December 28, 2024	December 30, 2023
Cost of revenue	$1,867	$2,084	$2,328	$7,621	$10,000
Research and development	4,547	4,623	4,917	18,779	22,474
Sales and marketing	3,036	3,241	2,328	12,175	13,699
General and administration	2,750	4,441	3,184	12,346	15,977
Total operating expenses	10,333	12,305	10,429	43,300	52,150
Total stock-based compensation expense	$12,200	$14,389	$12,757	$50,921	$62,150
(2)Amortization of acquired intangible assets consists of developed technology and customer relationships acquired in connection with the acquisitions of Coriant and Transmode AB. GAAP accounting requires that acquired intangible assets are recorded at fair value and amortized over their useful lives. As this amortization is non-cash, Infinera has excluded it from its non-GAAP gross profit, operating expenses and net income measures. Management believes the amortization of acquired intangible assets is not indicative of ongoing operating performance and its exclusion provides a better indication of Infinera's underlying business performance.
(3)Restructuring and other related costs are primarily associated with the reduction of headcount and the reduction of operating costs. In addition, this includes accelerated amortization on operating lease right-of-use assets due to the cessation of use of certain facilities. Management has excluded the impact of these charges in arriving at Infinera's non-GAAP results as they are non-recurring in nature and its exclusion provides a better indication of Infinera's underlying business performance.
(4)Warehouse fire losses were incurred due to inventory destroyed in a warehouse fire in the third quarter of fiscal year 2022. Recoveries are recorded when they are probable of receipt. Management has excluded the impact of this loss and subsequent recoveries in arriving at Infinera's non-GAAP results as it is non-recurring in nature and its exclusion provides a better indication of Infinera's underlying business performance.
(5)Merger-related charges represent costs incurred directly in connection with the pending merger with Nokia. Management has excluded the impact of these charges in arriving at Infinera's non-GAAP results as they are non-recurring in nature and the exclusion of these charges provides a better indication of Infinera's underlying business performance.
(6)Foreign exchange (gains) losses, net, have been excluded from Infinera's non-GAAP results because management believes that this expense is not indicative of ongoing operating performance and its exclusion provides a better indication of Infinera's underlying business performance.
(7)The difference between the GAAP and non-GAAP tax provision is due to the net tax effects of above non-GAAP adjustments. Management believes the exclusion of these tax effects provides a better indication of Infinera's underlying business performance.
(8)The GAAP diluted shares include potentially dilutive securities from Infinera's stock-based benefit plans and convertible senior notes. These potentially dilutive securities are added for the computation of diluted net income per share on a GAAP basis in periods when Infinera has net income on a GAAP basis, as its inclusion provides a better indication of Infinera's underlying business performance.

For purposes of calculating GAAP diluted earnings per share, we used the following net income (loss) and weighted average common shares outstanding (in thousands, except per share data):

	Three months ended			Twelve months ended
	December 28, 2024	September 28, 2024	December 30, 2023	December 28, 2024	December 30, 2023
GAAP net income (loss) for basic earnings per share	$(26,343)	$(14,313)	$12,873	$(150,338)	$(25,213)
Interest expense related to the convertible senior notes, net of tax	—	—	104	—	—
GAAP net income (loss) for diluted earnings per share	$(26,343)	$(14,313)	$12,977	$(150,338)	$(25,213)

Weighted average basic common shares outstanding	236,974	235,832	230,509	234,672	226,726
Dilutive effect of restricted and performance share units	—	—	682	—	—
Dilutive effect of 2024 convertible senior notes(a)	—	—	1,899	—	—
Dilutive effect of 2027 convertible senior notes(b)	—	—	—	—	—
Dilutive effect of 2028 convertible senior notes(c)	—	—	—	—	—
Weighted average dilutive common shares outstanding	236,974	235,832	233,090	234,672	226,726

GAAP net income (loss) per common share:
Basic	$(0.11)	$(0.06)	$0.06	$(0.64)	$(0.11)
Diluted	$(0.11)	$(0.06)	$0.06	$(0.64)	$(0.11)
(a)For the three- months ended December 28, 2024 and September 28, 2024, there were zero and 1.4 million shares, respectively, excluded from the calculation of diluted net income (loss) per share, due to their anti-dilutive effect. For the twelve- months ended December 28, 2024 and December 30, 2023, there were 1.3 million and 5.8 million shares, respectively, excluded from the calculation of diluted net income (loss) per share, due to their anti-dilutive effect.
(b)For each of the three- months ended December 28, 2024, September 28, 2024, and December 30, 2023, there were 26.1 million shares excluded from the calculation of diluted net income (loss) per share, due to their anti-dilutive effect. For both the twelve- months ended December 28, 2024, and December 30, 2023, there were 26.1 million shares, excluded from the calculation of diluted net income (loss) per share, due to their anti-dilutive effect.
(c)For the three- months ended December 28, 2024, September 28, 2024, and December 30, 2023, there were no shares excluded from the calculation of diluted net income (loss) per share. For the twelve- months ended December 28, 2024, and December 30, 2023, there were zero and 0.9 million shares, respectively, excluded from the calculation of diluted net income (loss) per share, due to their anti-dilutive effect.
(9)The non-GAAP diluted shares include the potentially dilutive securities from Infinera's stock-based benefit plans and convertible senior notes. These potentially dilutive securities are added for the computation of diluted net income per share on a non-GAAP basis in periods when Infinera has net income on a non-GAAP basis as its inclusion provides a better indication of Infinera's underlying business performance. Refer to the diluted earnings per share reconciliation presented below.

For purposes of calculating non-GAAP diluted earnings per share, we used the following net income (loss) and weighted average common shares outstanding (in thousands, except per share data):

	Three months ended			Twelve months ended
	December 28, 2024	September 28, 2024	December 30, 2023	December 28, 2024	December 30, 2023
Non-GAAP net income (loss) for basic earnings per share	$8,198	$279	$28,568	$(43,755)	$53,389
Interest expense related to the convertible senior notes, net of tax	752	—	1,652	—	5,370
Non-GAAP net income (loss) for diluted earnings per share	$8,950	$279	$30,220	$(43,755)	$58,759

Weighted average basic common shares outstanding	236,974	235,832	230,509	234,672	226,726
Dilutive effect of restricted and performance share units	6,328	4,670	682	—	1,674
Dilutive effect of employee stock purchase plan	—	—	—	—	53
Dilutive effect of 2024 convertible senior notes(a)	—	—	1,899	—	—
Dilutive effect of 2027 convertible senior notes(b)	26,120	—	26,120	—	26,210
Dilutive effect of 2028 convertible senior notes(c)	—	—	—	—	895
Weighted average dilutive common shares outstanding	269,422	240,502	259,210	234,672	255,558

Non-GAAP net income (loss) per common share:
Basic	$0.03	$0.00	$0.12	$(0.19)	$0.24
Diluted	$0.03	$0.00	$0.12	$(0.19)	$0.23
(a)For the three- months ended December 28, 2024, September 28, 2024, there were zero and 1.4 million shares, respectively, excluded from the calculation of diluted net income (loss) per share, due to their anti-dilutive effect. For the twelve- months ended December 28, 2024, and December 30, 2023, there were 1.3 million and 5.8 million shares, respectively, excluded from the calculation of diluted net income (loss) per share, due to their anti-dilutive effect.
(b)For the three- months ended September 28, 2024, there were 26.1 million shares excluded from the calculation of diluted net income (loss) per share, due to their anti-dilutive effect. For the twelve- months ended December 28, 2024, there were 26.1 million shares excluded from the calculation of diluted net income (loss) per share, due to their anti-dilutive effect.
(c)For the three- months ended December 28, 2024, September 28, 2024, and December 30, 2023, there were no shares excluded from the calculation of diluted net income (loss) per share. For the twelve- months ended December 28, 2024, there were no shares excluded from the calculation of diluted net income (loss) per share.
(10)Adjusted EBITDA is a non-GAAP supplemental measure of operating performance that does not represent and should not be considered an alternative to operating loss or cash flow from operations, as determined by GAAP. Infinera's adjusted EBITDA is calculated by excluding the above non-GAAP adjustments, interest expense, net, other gain (loss), net, income tax effects and depreciation expenses. Management believes that adjusted EBITDA is an important financial measure for use in evaluating Infinera's financial performance, as it measures the ability of our business operations to generate cash.

Infinera Corporation
GAAP to Non-GAAP Reconciliations
(In thousands)
(Unaudited)

Free Cash Flow
We define free cash flow as net cash provided by (used in) operating activities in the period minus the purchase of property and equipment made in the period.
Free cash flow is considered a non-GAAP financial measure under the SEC’s rules. Management believes that free cash flow is an important financial measure for use in evaluating Infinera's financial performance, as it measures our ability to generate additional cash from our business operations. Free cash flow should be considered in addition to, rather than as a substitute for, net loss as a measure of our performance or net cash provided by (used in) operating activities as a measure of our liquidity. Additionally, our definition of free cash flow is limited and does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other obligations. Therefore, we believe it is important to view free cash flow as supplemental to our entire statement of cash flows.

	Three months ended			Twelve months ended
	December 28, 2024	September 28, 2024	December 30, 2023	December 28, 2024	December 30, 2023
Net cash provided by operating activities	$72,045	$44,563	$79,652	$80,680	$49,510
Purchase of property and equipment	(28,265)	(24,090)	(21,414)	(75,013)	(62,314)
Free cash flow	$43,780	$20,473	$58,238	$5,667	$(12,804)

Infinera Corporation
Consolidated Balance Sheets
(In thousands, except par values)

	December 28, 2024	December 30, 2023
ASSETS
Current assets:
Cash and cash equivalents	$145,808	$172,505
Short-term restricted cash	—	517
Accounts receivable, net	336,552	381,981
Inventory	308,213	431,163
Prepaid expenses and other current assets	155,249	129,218
Total current assets	945,822	1,115,384
Property, plant and equipment, net	249,496	206,997
Operating lease right-of-use assets	36,348	39,973
Intangible assets, net	15,794	24,819
Goodwill	224,233	240,566
Long-term restricted cash	420	837
Other long-term assets	61,645	50,662
Total assets	$1,533,758	$1,679,238
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$284,992	$299,005
Accrued expenses and other current liabilities	143,385	110,758
Accrued compensation and related benefits	49,942	85,203
Short-term debt, net	482	25,512
Accrued warranty	13,243	17,266
Deferred revenue	134,727	136,248
Total current liabilities	626,771	673,992
Long-term debt, net	667,930	658,756
Long-term accrued warranty	12,264	15,934
Long-term deferred revenue	29,290	21,332
Long-term deferred tax liability	3,035	1,805
Long-term operating lease liabilities	41,601	47,464
Other long-term liabilities	36,352	43,364
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value Authorized shares – 25,000 and no shares issued and outstanding	—	—
Common stock, $0.001 par value Authorized shares - 500,000 in 2024 and 500,000 in 2023 Issued and outstanding shares - 237,396 in 2024 and 230,994 in 2023	237	231
Additional paid-in capital	2,024,810	1,976,014
Accumulated other comprehensive loss	(33,388)	(34,848)
Accumulated deficit	(1,875,144)	(1,724,806)
Total stockholders' equity	116,515	216,591
Total liabilities and stockholders’ equity	$1,533,758	$1,679,238

Infinera Corporation
Consolidated Statements of Cash Flows
(In thousands)

	Twelve months ended
	December 28, 2024	December 30, 2023
Cash Flows from Operating Activities:
Net loss	$(150,338)	$(25,213)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	62,333	78,784
Non-cash restructuring charges and other related costs	40	1,200
Amortization of debt issuance costs and discount	3,680	3,862
Operating lease expense	9,252	7,464
Stock-based compensation expense	50,921	62,150
Other, net	(76)	(823)
Changes in assets and liabilities:
Accounts receivable	40,218	38,511
Inventory	121,772	(57,864)
Prepaid expenses and other current assets	(49,159)	9,683
Accounts payable	(28,258)	(2,921)
Accrued expenses and other current liabilities	11,568	(40,063)
Deferred revenue	8,727	(25,260)
Net cash provided by operating activities	80,680	49,510
Cash Flows from Investing Activities:
Purchase of property and equipment	(75,013)	(62,314)
Net cash used in investing activities	(75,013)	(62,314)
Cash Flows from Financing Activities:
Proceeds from issuance of 2028 Notes	—	98,751
Repayment of 2024 Notes	(18,747)	(83,446)
Payment of debt issuance cost	—	(2,108)
Proceeds from asset-based revolving credit facility	50,000	50,000
Repayment of asset-based revolving credit facility	(50,000)	(50,000)
Repayment of mortgage payable	(470)	(510)
Principal payments on finance lease obligations	(562)	(1,023)
Payment of term license obligation	(10,318)	(10,417)
Proceeds from issuance of common stock	6	14,931
Tax withholding paid on behalf of employees for net share settlement	(2,129)	(2,465)
Net cash (used in) provided by financing activities	(32,220)	13,713
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,078)	(16,253)
Net change in cash, cash equivalents and restricted cash	(27,631)	(15,344)
Cash, cash equivalents and restricted cash at beginning of period	173,859	189,203
Cash, cash equivalents and restricted cash at end of period(1)	$146,228	$173,859

Infinera Corporation
Consolidated Statements of Cash Flows
(In thousands)

	Twelve months ended
	December 28, 2024	December 30, 2023
Supplemental disclosures of cash flow information:
Cash paid for income taxes, net	$21,790	$14,109
Cash paid for interest, net	$27,359	$22,394
Supplemental schedule of non-cash investing and financing activities:
Transfer of inventory to fixed assets	$—	$1,847
Property and equipment included in accounts payable and accrued liabilities	$34,385	$10,104
Unpaid term licenses (included in accounts payable, accrued liabilities and other long-term liabilities)	$14,196	$23,326
(1)     Reconciliation of cash, cash equivalents and restricted cash to the consolidated balance sheets (in thousands):

	December 28, 2024	December 30, 2023

Cash and cash equivalents	$145,808	$172,505
Short-term restricted cash	—	517
Long-term restricted cash	420	837
Total cash, cash equivalents and restricted cash	$146,228	$173,859

Infinera Corporation
Supplemental Financial Information
(Unaudited)

	Q1'23	Q2'23	Q3'23	Q4'23	Q1'24	Q2'24	Q3'24	Q4'24
GAAP Revenue $(Mil)	$392.1	$376.2	$392.4	$453.5	$306.9	$342.7	$354.4	$414.4
GAAP Gross Margin %	37.5%	38.0%	40.3%	38.6%	36.0%	39.6%	39.8%	38.0%
Non-GAAP Gross Margin %(1)	38.8%	39.3%	41.9%	39.6%	36.6%	40.3%	40.4%	38.4%
GAAP Revenue Composition:
Domestic %	60%	58%	59%	67%	54%	58%	60%	62%
International %	40%	42%	41%	33%	46%	42%	40%	38%
Customers >10% of Revenue	—	1	1	1	—	—	2	2
Cash Related Information:
Cash from Operations $(Mil)	$(1.8)	$1.4	$(29.7)	$79.6	$24.0	$(59.9)	$44.5	$72.1
Capital Expenditures $(Mil)	$16.8	$10.8	$13.3	$21.4	$8.1	$14.6	$24.0	$28.3
Depreciation & Amortization $(Mil)	$19.6	$19.8	$20.0	$19.4	$15.4	$15.6	$15.7	$15.6
DSOs(2)	78	79	76	77	79	76	74	74
Inventory Metrics:
Raw Materials $(Mil)	$67.6	$85.4	$110.4	$133.6	$132.5	$119.4	$105.2	$69.7
Work in Process $(Mil)	$71.8	$71.9	$69.9	$68.4	$68.6	$68.7	$67.6	$67.9
Finished Goods $(Mil)	$273.6	$270.1	$276.6	$229.2	$219.6	$196.1	$183.3	$170.6
Total Inventory $(Mil)	$413.0	$427.4	$456.9	$431.2	$420.7	$384.2	$356.1	$308.2
Inventory Turns(3)	2.4	2.2	2.1	2.5	1.8	2.0	2.3	3.1
Worldwide Headcount	3,351	3,365	3,369	3,389	3,323	3,334	3,340	3,418
Weighted Average Shares Outstanding (in thousands):
Basic	222,393	225,922	228,077	230,509	231,533	234,349	235,832	236,974
Diluted	265,921	262,712	257,219	259,210	260,980	265,591	267,999	269,422
(1)Non-GAAP adjustments include stock-based compensation expense, amortization of acquired intangible assets, restructuring and other related costs and warehouse fire recovery. For a description of this non-GAAP financial measure, please see the section titled, “GAAP to Non-GAAP Reconciliations” of this press release for a reconciliation to the most directly comparable GAAP financial measures. For reconciliations of prior periods that are not otherwise provided herein, see the prior period earnings releases available on our Investor Relations webpage.
(2)Infinera calculates DSO based on 91 days.
(3)Infinera calculates non-GAAP inventory turns as annualized non-GAAP cost of revenue, which is calculated as GAAP cost of revenue less stock-based compensation expense, amortization of acquired intangible assets, restructuring and other related costs and warehouse fire recovery, as illustrated in the reconciliation of gross profit above, divided by the average inventory for the quarter.